UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

METEN EDTECHX EDUCATION GROUP LTD.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Meten International Education Group

3rd Floor, Tower A, Tagen Knowledge & Innovation Center

2nd Shenyun West Road, Nanshan District

Shenzhen, Guangdong Province 518045

The People’s Republic of China

(Address of Principal Executive Offices, Including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be so registered
Ordinary shares, par value US$0.0001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐:

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235859

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares of Meten EdtechX Education Group Ltd. The description of the ordinary shares contained under the heading “Description of Holdco Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on January 9, 2020, as amended from time to time (File No. 333-235859) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METEN EDTECHX EDUCATION GROUP LTD
Date: March 30, 2020
	By:	/s/ Siguang Peng
Name: Siguang Peng Title: Chief Executive Officer

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